                                                                    Exhibit 23.3

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

We consent incorporation by reference into this registration statement on Form S-3 of The Houston Exploration Company of information relating to Houston Exploration's estimated proved reserves as set forth under the captions "Part I,
Item 1 and 2. Business and Properties - Natural Gas and Oil Reserves" in Houston Exploration's Annual Report on Form 10-K for the year ended December 31, 2003.

                                        Netherland, Sewell & Associates, Inc.

                                        By: /s/ J. Carter Henson, Jr.
                                            -------------------------
                                            J. Carter Henson, Jr.
                                            Senior Vice President

Houston, Texas
March 12, 2004